EXHIBIT (99)(a)

NEWS RELEASE

October 28, 2009
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net earnings of $300,000, or $0.05 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the three months ended September 30, 2009 as compared to $1.7 million, or $0.31 basic and diluted net earnings per share, for the same period one year ago.  After adjusting for $348,000 in dividends and accretion on preferred stock, net loss available to common shareholders for the three months ended September 30, 2009 was $48,000, or $0.01 basic and diluted net loss per common share.  Net earnings from recurring operations for the three months ended September 30, 2009 was $670,000, or $0.12 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to third quarter 2008 net earnings from recurring operations of $2.0 million, or $0.35 basic and diluted net earnings per share.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in third quarter earnings to an increase in provision for loan losses and a decrease in net interest income. Mr. Wolfe noted that the decline in earnings for the third quarter reflects the continuing impact of the current financial crisis in the increase in non-performing assets when compared to the same quarter in 2008.  Mr. Wolfe stated that the recessionary environment continues to have an adverse impact on real estate values, new home sales and construction, necessitating an increase in the provision for loan losses as the risk of loss in the loan portfolio increases.

Year-to-date net earnings as of September 30, 2009 was $2.3 million, or $0.41 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $6.0 million, or $1.07 basic net earnings per share and $1.06 diluted net earnings per share, for the same period one year ago.  After adjusting for $898,000 in dividends and accretion on preferred stock, net earnings available to common shareholders for the nine months ended September 30, 2009 was $1.4 million, or $0.25 basic and diluted net earnings per common share.  Net earnings from recurring operations for the nine months ended September 30, 2009 was $1.9 million, or $0.35 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to net earnings from recurring operations of $6.2 million, or $1.10 basic net earnings per share and $1.09 diluted net earnings per share, for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to an increase in provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income as discussed below.

Shareholders’ equity increased to $99.5 million, or 9.56% of total assets, at September 30, 2009 as compared to $73.2 million, or 7.60% of total assets, at September 30, 2008, primarily due to the issuance on December 23, 2008 of $24.4 million in Series A preferred stock and a warrant for shares of common stock with a value of $704,000 associated with the Company’s participation in the U.S. Treasury Department’s Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program.  The CPP, created by the U.S. Treasury, is a voluntary program in which selected, healthy financial institutions were encouraged to participate.  Approved use of the funds includes, among other things, providing credit to qualified borrowers, either as companies or individuals.  Such participation is intended to support the economic development of the community and thereby restore the health of the local and national economy.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS – PAGE TWO

Net interest income was $8.3 million for the three-month period ended September 30, 2009 compared to $8.5 million for the same period one year ago.  This decease in interest income is primarily due to a 175 basis point reduction in the Bank’s prime commercial lending rate from September 30, 2008 to September 30, 2009, which was partially offset by a decrease in the cost of funds and an increase in interest earning assets.  Net income from derivative instruments was $662,000 for the three months ended September 30, 2009 compared to $907,000 for the same period in 2008.  Net interest income after the provision for loan losses decreased 31% to $5.1 million during the third quarter of 2009, compared to $7.5 million for the same period one year ago.  The provision for loan losses for the three months ended September 30, 2009 was $3.1 million as compared to $1.0 million for the same period one year ago, primarily attributable to a $16.5 million increase in non-performing assets from September 30, 2008 to September 30, 2009 and growth in the loan portfolio.

Recurring non-interest income amounted to $2.9 million for the three months ended September 30, 2009, as compared to $2.8 million for the same period one year ago.  Non-recurring losses of $360,000 for the three months ended September 30, 2009 included a $281,000 loss on the disposition of assets and a $79,000 write-down on an investment. Management determined the market value of this investment had decreased significantly and was not considered temporary, therefore a write-down was appropriate during the third quarter of 2009.  Non-recurring losses of $316,000 for the three months ended September 30, 2008 were due to a $176,000 loss on the disposition of assets and a $140,000 loss on the sale of securities.

Year-to-date net interest income as of September 30, 2009 decreased 2% to $24.3 million compared to $24.7 million for the same period one year ago.   This decrease is primarily attributable to a reduction in the Bank’s prime commercial lending rate.   The decrease in loan interest income resulting from a decline in prime rate was partially offset by an increase in income from derivative instruments.  Net income from derivative instruments was $2.6 million for the nine months ended September 30, 2009 compared to $2.2 million for the same period in 2008.  Net interest income after the provision for loan losses decreased 24% to $17.2 million for the nine months ended September 30, 2009, compared to $22.6 million for the same period one year ago.  The provision for loan losses for the nine months ended September 30, 2009 was $7.2 million as compared to $2.1 million for the same period one year ago, primarily attributable to an increase in non-performing assets, a $1.3 million increase in net charge-offs during the nine months ended September 30, 2009 compared to the same period last year and growth in the loan portfolio.  Net charge-offs during the nine months ended September 30, 2009 included $752,000 on construction and acquisition and development loans, $1.1 million on mortgage loans and $856,000 on non-real estate loans, which included $409,000 on commercial loans.

Recurring non-interest income increased 2% to $8.4 million for the nine months ended September 30, 2009, as compared to $8.2 million for the same period one year ago.  The increase in recurring non-interest income is primarily due to a $107,000 increase in mortgage banking income resulting from increased mortgage loan demand.  Net non-recurring gains of $552,000 for the nine months ended September 30, 2009 included a $1.8 million gain on sale of securities, which was partially offset by write-downs of three securities totaling $723,000.  This $1.1 million net gain on the sale and write-down of securities for the nine months ended September 30, 2009 was partially offset by a $521,000 loss on the disposition of assets.  Net non-recurring losses of $276,000 for the nine months ended September 30, 2008 were due to a $140,000 loss on the sale of securities and a $136,000 loss on the disposition of assets.

Non-interest expense increased 6% to $22.6 million for the nine months ended September 30, 2009, as compared to $21.3 million for the same period last year. The increase in non-interest expense included an increase of $338,000 or 9% in occupancy expense due to an increase in furniture and equipment expense and a net increase of $1.2 million or 19% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $376,000 in debit card expense and an increase of $1.0 million in

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS – PAGE THREE

FDIC insurance expense due to an increase in 2009 FDIC insurance assessment rates combined with a $453,000 FDIC insurance special assessment paid in September 2009.

Total assets as of September 30, 2009 amounted to $1.0 billion, an increase of 8% compared to total assets of $964.0 million at September 30, 2008.  This increase is primarily attributable to an increase in investment securities available for sale combined with an increase in loans.  Available for sale securities increased 63% to $188.4 million as of September 30, 2009 compared to $115.8 million as of September 30, 2008 primarily due to $77.3 million in securities purchased in a leverage transaction used to offset the cost of the Company’s CPP dividend.  Loans increased 2% to $782.3 million as of September 30, 2009 compared to $765.1 million as of September 30, 2008.

Non-performing assets increased 14% to $29.1 million or 2.79% of total assets at September 30, 2009, compared to $25.4 million or 2.50% of total assets at June 30, 2009 primarily due to a $2.0 million increase in non-performing loans combined with a $1.7 million increase in Other Real Estate Owned.  Non-performing assets amounted to $12.6 million or 1.30% of total assets at September 30, 2008.  Non-performing loans include $5.7 million in construction and acquisition and development loans, $18.6 million in commercial and residential mortgage loans and $1.1 million in other loans at September 30, 2009 as compared to $5.0 million in construction and acquisition and development loans, $16.9 million in commercial and residential mortgage loans and $1.6 million in other loans as of June 30, 2009.  The allowance for loan losses at September 30, 2009 amounted to $15.5 million or 1.98% of total loans compared to $9.8 million or 1.28% of total loans at September 30, 2008.

Deposits amounted to $794.3 million as of September 30, 2009, representing an increase of 5% over deposits of $753.9 million at September 30, 2008.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $25.0 million to $548.0 million at September 30, 2009 as compared to $523.0 million at September 30, 2008.  Certificates of deposit in amounts greater than $100,000 or more totaled $240.4 million at September 30, 2009 as compared to $230.9 million at September 30, 2008.

Securities sold under agreement to repurchase amounted to $31.9 million at September 30, 2009 as compared to $32.2 million at September 30, 2008.  Short-term Federal Reserve Bank borrowings amounted to $12.5 million as of September 30, 2009.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2008.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
September 30, 2009, December 31, 2008 and September 30, 2008
(Dollars in thousands)

	September 30, 2009	December 31, 2008	September 30, 2008
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$35,775	$19,743	$24,929
Interest bearing deposits	1,412	1,453	18,822
Federal funds sold	-	6,733	2,463
Cash and cash equivalents	37,187	27,929	46,214

Investment securities available for sale	188,352	124,916	115,846
Other investments	6,117	6,303	6,303
Total securities	194,469	131,219	122,149

Mortgage loans held for sale	1,577	-	-

Loans	782,272	781,188	765,104
Less: Allowance for loan losses	(15,474)	(11,025)	(9,763)
Net loans	766,798	770,163	755,341

Premises and equipment, net	17,539	18,297	18,531
Cash surrender value of life insurance	7,216	7,019	6,959
Accrued interest receivable and other assets	16,445	14,135	14,828
Total assets	$1,041,231	$968,762	$964,022

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$111,578	$104,448	$115,078
NOW, MMDA & Savings	272,865	210,058	213,593
Time, $100,000 or more	240,440	220,374	230,885
Other time	169,435	186,182	194,311
Total deposits	794,318	721,062	753,867

Demand notes payable to U.S. Treasury	444	1,600	1,600
Securities sold under agreement to repurchase	31,911	37,501	32,231
Short-term Federal Reserve Bank borrowings	12,500	5,000	-
FHLB borrowings	77,000	77,000	77,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	4,940	4,852	5,479
Total liabilities	941,732	867,634	890,796

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
25,054 shares in 2009 and 2008	24,441	24,350	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,539,056 shares in 2009 and 2008	48,269	48,269	48,142
Retained earnings	23,043	22,985	23,252
Accumulated other comprehensive income	3,746	5,524	1,832
Total shareholders' equity	99,499	101,128	73,226

Total liabilities and shareholders' equity	$1,041,231	$968,762	$964,022

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2009 and 2008
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$10,662	$12,734	$32,603	$38,407
Interest on federal funds sold	-	17	1	52
Interest on investment securities:
U.S. Government sponsored enterprises	1,385	1,065	3,947	3,305
States and political subdivisions	325	225	866	668
Other	31	80	90	315
Total interest income	12,403	14,121	37,507	42,747

INTEREST EXPENSE:
NOW, MMDA & savings deposits	789	807	2,066	2,514
Time deposits	2,213	3,536	7,669	11,467
FHLB borrowings	911	891	2,666	2,722
Junior subordinated debentures	116	233	445	790
Other	103	159	312	513
Total interest expense	4,132	5,626	13,158	18,006

NET INTEREST INCOME	8,271	8,495	24,349	24,741
PROVISION FOR LOAN LOSSES	3,139	1,035	7,156	2,107
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,132	7,460	17,193	22,634

NON-INTEREST INCOME:
Service charges	1,511	1,411	4,094	3,814
Other service charges and fees	472	575	1,568	1,842
Gain (loss) on sale and write-down of securities	(79)	(140)	1,072	(140)
Mortgage banking income	129	165	633	526
Insurance and brokerage commission	87	104	286	330
Miscellaneous	383	391	1,287	1,542
Total non-interest income	2,503	2,506	8,940	7,914

NON-INTEREST EXPENSES:
Salaries and employee benefits	3,596	3,890	11,231	11,435
Occupancy	1,357	1,228	3,990	3,652
Other	2,391	2,160	7,421	6,234
Total non-interest expense	7,344	7,278	22,642	21,321

EARNINGS BEFORE INCOME TAXES	291	2,688	3,491	9,227
INCOME TAXES	(9)	942	1,206	3,234

NET EARNINGS	300	1,746	2,285	5,993

Dividends and accretion on preferred stock	348	-	898	-

NET EARNINGS (LOSS) AVAILABLE TO
COMMON SHAREHOLDERS	$(48)	$1,746	$1,387	$5,993

PER COMMON SHARE AMOUNTS
Basic net earnings (loss)	$(0.01)	$0.31	$0.25	$1.07
Diluted net earnings (loss)	$(0.01)	$0.31	$0.25	$1.06
Cash dividends	$0.07	$0.12	$0.24	$0.36
Book value	$13.42	$13.10	$13.42	$13.10

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2009 and 2008
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$172,027	$113,459	$151,647	$115,898
Loans	788,435	757,423	782,786	738,040
Earning assets	968,805	885,428	948,378	866,513
Assets	1,025,113	938,729	1,003,717	920,419
Deposits	776,680	729,485	758,804	712,835
Shareholders' equity	99,007	73,943	100,917	75,837

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.48%	3.90%	3.53%	3.91%
Return of average assets	0.12%	0.74%	0.30%	0.87%
Return on average shareholders' equity	1.20%	9.40%	3.03%	10.56%
Shareholders' equity to total assets (period end)	9.56%	7.60%	9.56%	7.60%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$13,290	$9,642	$11,026	$9,103
Provision for loan losses	3,139	1,035	7,156	2,107
Charge-offs	(1,110)	(980)	(3,166)	(1,667)
Recoveries	155	66	458	220
Balance, end of period	$15,474	$9,763	$15,474	$9,763

ASSET QUALITY:
Non-accrual loans			$23,990	$9,002
90 days past due and still accruing			1,411	522
Other real estate owned			3,662	3,026
Repossessed assets			-	1
Total non-performing assets			$29,063	$12,551
Non-performing assets to total assets			2.79%	1.30%
Allowance for loan losses to non-performing assets			53.24%	77.78%
Allowance for loan losses to total loans			1.98%	1.28%

LOAN RISK GRADE ANALYSIS:			Percentage of Loans
			By Risk Grade*
			9/30/2009	9/30/2008
Risk 1 (excellent quality)			3.56%	7.03%
Risk 2 (high quality)			16.13%	16.15%
Risk 3 (good quality)			53.09%	65.14%
Risk 4 (management attention)			17.39%	8.49%
Risk 5 (watch)			5.24%	1.30%
Risk 6 (substandard)			1.51%	0.70%
Risk 7 (low substandard)			0.00%	0.00%
Risk 8 (doubtful)			0.00%	0.00%
Risk 9 (loss)			0.00%	0.00%

*Excludes non-accrual loans

At September 30, 2009 there were eight relationships exceeding $1.0 million (which totaled $19.5 million) in the Watch risk grade, three relationships exceeding $1.0 million in the Substandard risk grade (which totaled $8.6 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

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